Exhibit 99.8

Consolidated Financial Statements
SRR Holdings, Inc. and Subsidiaries September 30, 2025 and 2024

SRR Holdings, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
September 30, 2025 and 2024
(UNAUDITED)

000's except share and per share data	2025	2024

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,276	$240
Accounts receivable, net	35,696	35,902
Inventories	30,564	28,101
Prepaid expenses	4,587	4,746
Other current assets	2,494	910
Total current assets	76,617	69,899

Property, plant and equipment, net	20,717	19,228
Right of use assets, finance leases, net	132	104
Right of use assets, operating leases, net	22,990	26,730
Investment in joint venture	1,697	1,771
Deferred tax assets	5,260	-
Intangible assets, net	60,719	68,756
Goodwill, net	11,685	11,685
Total assets	$199,817	$198,173

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$12,072	$13,017
Accrued liabilities	16,873	18,711
Current portion of long-term debt	43,730	5,862
Current portion of finance lease liability	47	35
Current portion of operating lease liability	3,889	3,468
Other current liabilities	-	-
Total current liabilities	76,611	41,093

NONCURRENT LIABILITIES
Long-term debt, less current maturities	33,276	82,910
Finance leases, less current maturities	60	71
Operating lease liability, less current maturities	20,680	24,486
Deferred tax liabilities	-	23
Total liabilities	130,627	148,583

Commitments and contingencies (Notes 7 and 9)

SHAREHOLDERS' EQUITY
Capital stock:
Common stock, $0.01 par value; 1,000,000 shares authorized, 576,750 issued and outstanding as of September 30, 2025 and 2024, respectively	6	6
Additional paid-in capital	57,675	57,675
Accumulated other comprehensive loss	(48)	(52)
Retained earnings (accumulated deficit)	11,557	(8,039)
Total shareholders’ equity	69,190	49,590
Total liabilities and shareholders’ equity	$199,817	$198,173

The accompanying notes are an integral part of these consolidated financial statements

SRR Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
Nine months ended September 30, 2025 and 2024
(UNAUDITED)

000's	2025	2024

Net sales	$202,386	$201,888
Cost of goods sold	151,249	158,520
Gross profit	51,137	43,368
Selling, general and administrative expenses	33,203	31,854
Operating income	17,934	11,514

Other expense
Interest expense	(6,000)	(7,452)
Equity in earnings of joint venture	376	338
Gain (loss) on disposal of fixed assets	27	(63)
Other expense, total	(5,597)	(7,177)

Earnings before income taxes	12,337	4,337
Income tax provision	2,998	1,774
NET INCOME	$9,339	$2,563
Foreign currency translation adjustment	20	8
TOTAL COMPREHENSIVE INCOME	$9,359	$2,571

The accompanying notes are an integral part of these consolidated financial statements

SRR Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
Nine months ended September 30, 2025 and 2024
000's except share and per share data
(UNAUDITED)

			Additional	Accumulated other	Retained earnings
	Common Stock		Paid-in	comprehensive	(accumulated
	Shares	Amount	Capital	loss	deficit)	Total

Balance, December 31, 2023	576,750	$6	$57,675	$(60)	$(10,602)	$47,019

Net income					2,563	2,563

Foreign currency translation adjustment	-	-	-	8	-	8

Balance, September 30, 2024	576,750	$6	$57,675	$(52)	$(8,039)	$49,590

Balance December 31, 2024	576,750	$6	$57,675	$(68)	$2,218	$59,831

Net income					9,339	9,339

Foreign currency translation adjustment	-	-	-	20	-	20

Balance, September 30, 2025	576,750	$6	$57,675	$(48)	$11,557	$69,190

The accompanying notes are an integral part of these consolidated financial statements

SRR Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine months ended September 30, 2025 and 2024
(UNAUDITED)

000's	2025	2024

Cash flows from operating activities:
Net income	$9,339	$2,563
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,112	2,230
Amortization of intangible assets	6,024	6,071
(Gain) loss on disposal of property, plant and equipment	(27)	63
Change in allowance for doubtful accounts	(76)	(46)
Amortization of deferred debt issue costs	361	378
Amortization of operating ROU asset	2,576	2,849
Gain on investment in joint venture	(376)	(338)
Deferred income taxes	2,997	-
Changes in assets and liabilities:
Accounts receivable	(1,172)	(4,769)
Other assets	(2,292)	(752)
Inventories	(2,081)	496
Prepaid expenses	(2,170)	(920)
Accounts payable	(2,187)	(770)
Accrued liabilities, other current liabilities and other noncurrent liabilities	(19)	(1,586)
Net cash provided by operating activities	13,009	5,469

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,499)	(3,251)
Proceeds from the sale of property, plant and equipment	56	201
Distributions from joint venture	239	-
Equity repayment/(investment) in joint venture	226	(414)
Net cash used in investing activities	(3,978)	(3,464)

Cash flows from financing activities:
Repayments on term loan	(7,233)	(5,745)
Repayment of finance leases	(58)	(16)
Borrowings on revolving line of credit	19,459	47,839
Repayments on revolving line of credit	(19,459)	(44,339)
Net cash used in financing activities	(7,291)	(2,261)

Effect of exchange rate changes on cash, cash equivalents	20	8

Net increase (decrease) in cash and cash equivalents	1,760	(248)

Cash and cash equivalents, beginning of period	1,516	488

Cash and cash equivalents, end of period	$3,276	$240

Supplemental disclosure - Cash paid for interest	$5,711	7,153

Supplemental disclosure - Cash paid for income taxes	$2,257	2,642

Supplemental disclosure - Capital asset purchases in accounts payable	$42	-

The accompanying notes are an integral part of these consolidated financial statements

SRR Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025 and 2024
'000's except share and per share data
(UNAUDITED)

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

SRR Holdings, Inc. and Subsidiaries (collectively, the “Company”) is a Delaware corporation. Through their wholly owned primary operating subsidiaries, the Company’s operations consist of the following:

•

Royston, LLC (“Royston”) -  designing, manufacturing, selling, and installing convenience and grocery store equipment, including check stands, sales and customer service centers, preparation counters, coffee/beverage islands, beverage tower systems, heated food merchandising systems, counters and countertops, shelving and kiosks; and laboratory furniture and fume hoods sold under the Hamilton brand name; and

•	SignResource, LLC (“SignResource”) - designing, manufacturing, selling, installing and servicing outdoor signage, in-store sign solutions and related design elements; and

•	Southern CaseArts (“SCA”) - designing, manufacturing and selling refrigerated and heated display cases, refrigerated island merchandisers, self-service cases, and combination cases.

A summary of the Company’s significant accounting policies follows.

Basis of Presentation

The interim consolidated financial statements are unaudited and are prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of management, the interim financial statements include all normal adjustments and disclosures necessary to present fairly the Company’s financial position as of September 30, 2025 and 2024, the results of its operations and comprehensive income, shareholders’ equity and cash flows for the nine-month periods ended September 30, 2025, and 2024. These statements should be read in conjunction with the 2024 consolidated financial statements and footnotes.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Royston, SignResource and SCA. All intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue using the five-step model prescribed by ASC 606, which requires us to: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, an entity satisfies a performance obligation.

A contract with a customer is identified when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

The Company accepts returns or claims for goods having quality defects or for other reasons such as disagreements or improper delivery. When revenue is recorded, estimates of returns are made and recorded as a reduction of revenue.

Recognition of Material Performance Obligations

Product sales - This performance obligation is satisfied at a point in time when the control of the product passes to the customer. This is generally at a point in time upon shipment for product sales.

Project management services - Since the customer simultaneously receives and consumes the benefits throughout the process, this performance obligation is satisfied over the period of time the service is performed for the customer.  There have been no significant contract assets or liabilities recorded as of September 30, 2025 and 2024.

SRR Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025 and 2024
'000's except share and per share data
(UNAUDITED)

Disaggregation of revenues - Timing of revenue recognition for the 9 months ended September 30, 2025 and 2024 is shown below:

	2025	2024

Net sales transferred at a point in time	$174,871	$169,990
Net sales transferred over time	27,515	31,898
	$202,386	$201,888

Fair Value of Financial Instruments

Because of their short maturities, the fair value of cash and cash equivalents, accounts receivable, accounts payable and other accrued liabilities are not materially different than their carrying amounts, as reported. The fair value of debt instruments is estimated to approximate carrying amounts since interest rates on these obligations adjust frequently and approximate the rates at which the Company could obtain similar financing at September 30, 2025 and 2024.

Cash and Cash Equivalents

For purposes of reporting the statements of cash flows, the Company considers all cash accounts and all highly liquid financial instruments purchased with an original maturity of three months or less to be cash and cash equivalents. Cash deposits are held in federally insured institutions.  Uninsured domestic held deposits as of September 30, 2025 and 2024 were $3,055 and $0, respectively, and China uninsured deposits were $93 and $171, respectively.

Management performs periodic evaluations of the relative credit standing of the financial institution and believes the risk of loss to be remote.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are initially recognized at their sales price. Accounts receivable are considered past due or delinquent when payment is not received within the credit terms extended to the customer. An allowance for estimated credit losses on accounts receivable is provided based on analysis of historical losses and recoveries. Receivables are written off when deemed to be uncollectible. Accounts receivable are net of an allowance for doubtful accounts of $219 and $322 as of September 30, 2025 and 2024, respectively. The Company does not charge interest or late fees on past due accounts and generally does not require collateral.

While the relative significance of any particular customer varies from period to period, the loss of, or significant curtailments of, purchases of goods and services by one or more of the Company’s significant customers at any time would adversely affect revenues and cash flows. The following table summarizes customers generating significant revenues for the Company for the 9 months ended September 30, 2025 and 2024, as well as those representing a significant portion of the accounts receivable balances as of September 30, 2025 and 2024:

	2025	2025	2024	2024
Customer	Revenues	Accounts Receivable	Revenues	Accounts Receivable

Customer A	20%	15%	30%	36%
Customer B	12%	13%	11%	12%
Customer C	12%	23%	10%	14%

* This customer did not have revenues in excess of 10% of the Company's total revenues in 2025.
** This customer did not have accounts receivable in excess of 10% of the Company's total accounts receivable balance.

SRR Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025 and 2024
'000's except share and per share data
(UNAUDITED)

Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined on the basis of weighted average and first-in, first-out (FIFO) methods. The Company assesses inventory on hand periodically for slow moving, obsolete, or damaged product. The carrying value of the slow moving, obsolete, and damaged products are reduced to their estimated net realizable value.

Deferred Debt Issue Costs

Deferred debt issue costs are being amortized over the term of the underlying debt agreements using the effective interest method. Amortization expense of $481 and $471 for the 9 months ended September 30, 2025 and 2024, respectively, is recognized in interest expense. As of September 30, 2025 and 2024, gross deferred debt issue costs were $3,619 and $3,619, respectively, and accumulated amortization was $3,129 and $2,696, respectively.

Estimated amortization expense for deferred debt issue costs for the next three years is as follows:

Amount

2025	$120
2026	318
2027	52
$490

Goodwill

Goodwill represents the excess of the cost of an acquired entity over the net amount assigned to assets acquired, including other identifiable intangible assets, and liabilities assumed in a business combination. Goodwill is not amortized however it is subject to review for impairment. There was no impairment recognized for the 9 months ended September 30, 2025 and 2024.

Long-Lived Assets

The Company reviews long-lived assets for impairment when events or changes in business conditions indicate that their full carrying value may not be recoverable. Intangible assets with definite lives, comprised primarily of trademarks, proprietary manufacturing processes, and customer relationships, are amortized over their estimated useful lives and evaluated for impairment consistent with other long-lived assets. Recoverability of long-lived assets is assessed by comparison of the carrying amount of the asset to the estimated future net cash flows expected to be generated by the asset. If estimated future net cash flows are less than the carrying amount of the asset, the asset is impaired, and an expense is recorded in an amount required to reduce the carrying amount of the asset to its fair value. There was no impairment recognized for the 9 months ended September 30, 2025 and 2024.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Major additions and improvements are capitalized, while maintenance and repairs that do not improve the utility or extend the lives of the respective assets are expensed. The carrying amounts of assets that are sold or retired, and the related accumulated depreciation, are removed from the accounts in the year of disposal, and any resulting gain or loss is reflected in the statements of operations and comprehensive loss in other expenses.

Leases

Under ASC Topic 842, a lease is a contract, or part of a contract, that conveys the right to control the use of identified property, plant or equipment for a perioed of time in exchange for consideration. The Company primarily leases manufacturing plants, typically with office space, and equipment under lease agreements. The Company determines if an arrangement is a lease at inception. The Company elected an accounting policy by class of underlying asset to combine lease and non-lease components.

SRR Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025 and 2024
'000's except share and per share data
(UNAUDITED)

For leases with terms greater than 12 months, the Company records the related asset and obligation at the present value of lease payments over the term. Leases expire at various dates from 2025 through 2035, with varying renewal and termination options. The length of lease terms include options to extend or terminate the lease when it is reasonably certain such option will be exercised. The Company has certain leases that contain lease and non-lease components and has elected the practical expedient to account for these components as a single lease component.   The Company also made an accounting policy election to forego capitalization of leases with an initial term of 12 months or less.

Right-of-use (“ROU”) assets and lease liabilities are recognized based on the present value of lease payments over the lease term as of the commencement date. Because most of the Company’s leases do not provide an explicit or implicit rate of return, the incremental borrowing rate used is based on the information available at the commencement date in determining the present value of lease payments on an individual lease basis. The incremental borrowing rate for a lease is the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments for the asset under similar terms.

The Company monitors events or changes in circumstances that change the timing or amount of future lease payments which results in the remeasurement of a lease liability, with a corresponding adjustment to the ROU asset. ROU assets for operating and financing leases are periodically reviewed for impairment losses under ASC 360-10, Property, Plant, and Equipment, to determine whether a ROU asset is impaired, and if so, the amount of the impairment loss to recognize.   There was no impairment recognized for the 9 months ended September 30, 2025 and 2024.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current period. Deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and on unutilized tax losses carried forward and measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recognized to the extent that the recoverability of deferred income tax assets is not considered more likely than not.

Management believes that there is appropriate support for the income tax positions taken and to be taken on income tax returns and that income tax receivables and accruals for tax liabilities are adequate for all open years based on an assessment of many factors, including past experience and interpretations of tax laws applied to the facts of each matter. Accordingly, a liability has not been recognized as a result of applying the applicable authoritative standards on accounting for uncertainty in income taxes as of September 30, 2025 and 2024.

Tax years 2021 through 2024 remain open to examination by the tax authorities under the statute of limitations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s subsidiary in China prepares their financial statements using the Chinese Yuan as the functional currency. Accordingly, the Company’s consolidated foreign currency translation gains and losses are included in accumulated other comprehensive loss. The consolidated translation profit included in equity amounted to $20 and $8 for the 9 months ended  September 30, 2025 and 2024, respectively. Deferred income taxes are not provided on currency translation adjustments as foreign earnings are considered to be permanently reinvested.

SRR Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025 and 2024
'000's except share and per share data
(UNAUDITED)

Investment in Joint Venture

The Company is part of a joint venture agreement with Tam-Mex, S.A. de C.V., a manufacturer located in Mexico City, Mexico, to market and distribute products in Mexico. The respective partners each own 50% of the corporate capital of the joint venture company, Royston Tammex S DE RL DE CV. This is accounted for under equity method of accounting. The initial capital contribution to the joint venture by the Company was $31, which includes an initial capital contribution of $10, plus an additional $21 for 50% of the cost of start-up tooling. During 2024, the Company made an additional capital contribution of $414 of which $227 was repaid during 2025. The Company has recognized $376 and $338 in income from the joint venture for the 9 months ended September 30, 2025 and 2024, respectively.

NOTE 2 - INVENTORIES

The components of inventories as of September 30, 2025 and 2024 are as follows:

	2025	2024

Raw materials	$18,861	$18,285
Work-in-process	4,683	5,622
Finished goods	10,691	6,982
	34,235	30,889
Less: Reserve for slow-moving, obsolete and damaged inventory	(3,671)	(2,788)
	$30,564	$28,101

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT, NET

Depreciation is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated using the straight-line method over the remaining life of the applicable lease when the life of the lease is less than the related useful life of the asset.

Property, plant and equipment as of September 30, 2025 and 2024, are as follows:

	2025	2024	Useful Lives (in years)

Leasehold improvements	$4,787	$4,424	2	-	15
Machinery and equipment	30,016	30,303	2	-	19
Trucks and autos	392	370	3	-	5
Computer equipment and software	1,670	1,326	2	-	5
Furniture, fixtures and other	586	671	2	-	10
Construction in progress	3,881	2,736
	41,332	39,830
Less - Accumulated depreciation	(20,615)	(20,602)
	$20,717	$19,228

Depreciation expense was $2,112 and $2,230 for the 9 months ended September 30, 2025 and 2024, respectively.

SRR Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025 and 2024
'000's except share and per share data
(UNAUDITED)

NOTE 4 - INTANGIBLE ASSETS

The components of intangible assets as of September 30, 2025 and 2024 are as follows:

	2025	2024	Useful Lives (in years)

Trade names	$43,510	$43,510	15
Trade names	1,440	1,440	Indefinite
Proprietary manufacturing process	7,680	7,680	3	-	12
Customer relationships	67,480	67,480	3	-	15
	120,110	120,110
Less - Accumulated amortization - Trade names	(21,319)	(18,418)
Less - Accumulated amortization - Proprietary manufacturing process	(4,993)	(4,385)
Less - Accumulated amortization - Customer relationships	(33,079)	(28,551)
	$60,719	$68,756

Amortization expense was $6,024 and $6,071 for the 9 months ended September 30, 2025 and 2024.

Estimated amortization expense, for the next five years and thereafter, as of September 30, 2025, is as follows:

Amount
2025	$1,974
2026	7,974
2027	7,974
2028	7,974
2029	7,974
2030	7,467
Thereafter	17,942
$59,279

NOTE 5 - GOODWILL

The carrying values of goodwill are reviewed at least annually for possible impairment or whenever events or changes in circumstances indicate that goodwill may be impaired. The Company first assesses qualitative factors in order to determine if goodwill is impaired. If, through qualitative assessment, it is determined that it is more likely than not that the goodwill is not impaired, no further testing is required. If it is determined that it is more likely than not that the goodwill is impaired, or if the Company elects not to first assess qualitative factors, the Company’s impairment testing continues with the estimation of the fair value of the reporting unit using a combination of a market approach and an income (discounted cash flow) approach, at the reporting-unit level. The estimation of the fair value of the reporting unit requires significant management judgment with respect to revenue and expense growth rates, changes in working capital, and the selection and use of an appropriate discount rate. The estimates of the fair value of reporting units are based on the best information available as of the date of the assessment. The use of different assumptions could increase or decrease estimated future discounted operating cash flows and could increase or decrease an impairment charge. Company management uses its judgment in assessing whether assets may have become impaired between annual impairment tests. Indicators such as adverse business conditions, economic factors, and technological or competitive activities may signal that an asset has become impaired.

The Company identified its reporting units in conjunction with its annual goodwill impairment testing. The Company has a total of two reporting units that contain goodwill. The Company relies upon a number of factors, judgments, and estimates when conducting its impairment testing, including, but not limited to, the Company’s operating results, forecasts, anticipated future cash flows, and marketplace data. There are inherent uncertainties related to these factors and the judgments applied in the analysis of goodwill impairment.

SRR Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025 and 2024
'000's except share and per share data
(UNAUDITED)

The following presents information about the Company's goodwill on the dates or for the periods indicated:

	SignResource, LLC	Royston, LLC	Southern CaseArts	Total

Balance as at December 31, 2023
Goodwill	$26,049	$11,183	$502	$37,734
Accumulated impairment losses	$(26,049)	$-	$-	$(26,049)
Balance as at September 30, 2024	$-	$11,183	$502	$11,685

Balance as at December 31, 2024
Goodwill	$26,049	$11,183	$502	$37,734
Accumulated impairment losses	$(26,049)	$-	$-	$(26,049)
Balance as at September 30, 2025	$-	$11,183	$502	$11,685

NOTE 6 - LONG-TERM DEBT

Credit Agreement

On March 9, 2018, the Company entered into a credit agreement (the “Credit Agreement”) with a third-party lending institution, which included a Term Loan and a Revolving Credit Facility.  The Credit Agreement was amended on July 28, 2022 and again on July 27, 2023 as discussed in more detail below.   The Credit Agreement is collateralized by a security interest in substantially all of the present and future assets of the Company.

Term Loan

The Company's initial Term Loan of $50,000 with maturity date of March 9, 2024, was revised on July 27, 2018 with an increase to $60,000 and the maturity date extended to July 27, 2023.  On July 27, 2023, the Company refinanced its senior debt, extending the maturity date to July 27, 2026. The revised Term Loan’s principal amount was $60,000, repayable in quarterly installments, with a balloon payment of the remaining principal due at maturity.

The Company’s senior loans mature on July 27, 2026.  Based on the Company’s available cash balances and projected cash flows from operations, the Company does not expect to have sufficient liquidity to make the required balloon payment on the senior debt which comes due in July 2026.  However, based on the Company’s history of successfully refinancing its debt obligations as well as its strong financial position and operating performance, the Company expects to refinance the senior debt in the normal course of business on or before July 2026.  It is expected the subordinated debt which comes due in July 2027 will also be extended consistent with the senior debt refinancing.  The largest lenders of the senior debt syndicate have indicated interest in renewing the credit facility and the Company does not expect significant changes in the terms or interest rates compared to the current debt facilities.

SRR Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025 and 2024
'000's except share and per share data
(UNAUDITED)

The loan bears interest at a rate equal to the Base Rate or Adjusted Term Secured Overnight Financing Rate (SOFR) for such interest period, as stipulated in the executed Credit Agreement and selected by the Company, plus the applicable margin. SOFR is a reference rate that is used by parties in commercial contracts that is outside their direct control, established as an alternative to LIBOR.  The applicable margin is based on the Company’s senior leverage ratio as defined by the Credit Agreement. The interest rate for the Term Loan as of September 30, 2025 and 2024 was 7.32% and 7.94%, respectively. Interest on the Term Loan determined using the SOFR Rate is paid monthly or quarterly dependent on the rate periodically selected by the Company.

Revolving Credit Facility

The Credit Agreement includes a revolving credit facility (“Revolver”), initially set at a borrowing limit of $15,000. This limit was raised to $25,000 following an amendment to the agreement on July 27, 2018 and to $30,000 following another amendment to the agreement on July 27, 2023. There were $0 and $3,500 outstanding borrowings as of September 30, 2025 and 2024, respectively. Total available for additional borrowings under the Revolver was $28,655 and $25,230 as of September 30, 2025 and 2024, respectively. The maturity date for the Revolver is July 27, 2026.

All Base Rate Advances of the Revolving Credit and Swing Line shall bear interest at a per annum interest rate equal to the Base Rate plus the Applicable Margin. All Term SOFR Advances of the Revolving Credit bear interest for each Interest Period at a per annum interest rate equal to Adjusted Term SOFR for such Interest Period plus the Applicable Margin and all Quoted Rate Advances of the Swing Line shall bear interest at a per annum interest rate equal to the Quoted Rate plus the Applicable Margin, if any. Interest accruing at the Base Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Base Rate on the date of such change in the Base Rate. Interest on the Revolver is payable monthly.

Subordinated Note

The Company obtained a Subordinated Note worth $13,000 on March 9, 2018, with an initial maturity date of March 9, 2025. This note was modified on July 27, 2018, increasing the note’s value to $30,000 and extending the maturity date to July 27, 2024. A second amendment to the Subordinated Note was made on July 27, 2023, extending the maturity date further to July 27, 2027, without any other significant alterations to the note. The note accrues interest at an annual rate of 11% on the outstanding principal, payable quarterly in arrears.  The balance of the Subordinated Note, including paid-in-kind interest, was $33,439 on September 30, 2025 and 2024.

The Company was in compliance with the debt covenants (as amended) for all reporting periods.

Derivatives and Hedging Activities

The Company is party to an interest rate swap agreement effective October 2024 to economically hedge the interest rate risk associated with the variable interest rates on a portion of its long-term debt.  The notional amount is $16,000 and $18,000 at September 30, 2025 and 2024, respectively, and is reduced quarterly through July 2026 to $13,500.  The fair value of the swap was not material at September 30, 2025 and 2024.

Letters of credit

As of September 30, 2025 and 2024, respectively, the outstanding letters of credit issued in terms of the credit agreement were $1,345 and $1,270. The beneficiaries are Hartford Fire Insurance Company, increasing from $830 to $905 and Great American Insurance Company $440.

The balances as of September 30, 2025 and 2024 were as follows:

	2025	2024

Term loan	$44,057	$52,756
Subordinated note	33,439	33,439
Revolving line of credit	-	3,500
Less - unamortized deferred financing costs related to the term loan	(490)	(923)
	77,006	88,772
Less - current portion	(43,730)	(5,862)
	$33,276	$82,910

SRR Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025 and 2024
'000's except share and per share data
(UNAUDITED)

Scheduled maturities of the term loan, subordinated note, and revolving facility as of September 30, 2025, are as follows:

Amount

2025	$1,799
2026	42,258
2027	33,439
$77,496

NOTE 7 - LEASES

The following table presents the carrying value of leases and the classification within the consolidated balance sheet (remaining lease terms are between 4 months and 9.8 years):

	Classification	2025	2024

Operating lease liabilities	Current	$3,889	$3,468
Operating lease liabilities	Non-current	$20,680	$24,486
ROU asset, operating leases	Non-current	$22,990	$26,730
Finance lease liabilities	Current	$47	$35
Finance lease liabilities	Non-current	$60	$71
ROU asset, finance leases	Non-current	$132	$104

The following summarizes the lease costs included within the consolidated statements of operations and comprehensive income.  Substantially all of the lease expenses are recorded in cost of goods sold, with an insignificant amount recorded in selling, general and administrative expenses, for the 9 months ended September 30, 2025 and 2024, respectively.

	2025	2024

Finance leases	$40	$41
Operating leases	$4,234	$4,075
Short-term leases	$422	$350

Future minimum payments under noncancelable operating leases, due in each of the next 5 years and thereafter as of September 30, 2025, are as follows:

Year Ending:

2025	$1,372
2026	5,508
2027	5,502
2028	4,292
2029	2,464
Thereafter	12,165
Total minimum lease payments	31,303
Less: Imputed interest	$(6,734)
$24,569

SRR Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025 and 2024
'000's except share and per share data
(UNAUDITED)

Future minimum payments under noncancelable finance leases, due in each of the next 5 years and thereafter as of September 30, 2025, are as follows:

Year Ending:

2025	$15
2026	56
2027	44
2028	4
Total minimum lease payments	119
Less: Imputed interest	$(12)
$107

	2025	2024
The following table presents additional information about lease obligations:
Weighted-average Operating lease term (years)	7.13	7.79
Weighted-average Operating lease discount rate	7.39%	7.51%
Weighted-average Finance lease term (years)	2.52	3.07
Weighted-average Finance Lease discount rate	7.69%	8.05%

	2025	2024
The following table presents supplemental cash flow information:

Cash paid for amounts included in measurement of lease liabilities
Operating cash flows for operating leases	$4,085	$4,103
Cash flows for finance leases	$53	$28

Right-of-use assets obtained in exchange for lease obligations (non-cash)
Operating leases	$61	$6,916
Finance leases	$66	$82

NOTE 8 - EMPLOYEE BENEFIT PLANS

The Company has 401(k) retirement savings plans covering substantially all domestic full-time employees.  These Plans were merged into one plan on August 1, 2024. The Company makes contributions to these plans based on employee contributions. Related expenses were $908 and  $736 for the 9 months ended September 30, 2025 and 2024, respectively.

NOTE 9 - LITIGATION

The Company is involved in various legal proceedings encountered in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company’s financial position.

NOTE 10 - INSURANCE RESERVES

The Company has insurance policies for medical and workers’ compensation benefits that contain significant deductibles. The cost of general medical and workers’ compensation claims, up to the deductibles, is accrued annually based on actual claims reported plus estimated amounts for claims not reported. These estimates are based on historical information, along with certain assumptions about future events, and are subject to change as additional information becomes available. As of September 30, 2025 and 2024, the Company accrued $1,922 and $2,087 respectively, for general medical and workers’ compensation claims within accrued liabilities in the consolidated balance sheets.

SRR Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025 and 2024
'000's except share and per share data
(UNAUDITED)

NOTE 11 - INCOME TAXES

The Company's effective income tax rate is based on expected income, statutory rates, and tax planning opportunities available in various jurisdictions in which it operates.  For interim financial reporting, the Company estimates the annual income tax rate based on projected taxable income for the full year and records a quarterly income tax provision or benefit in accordance with the anticipated annual rate.  The Company refines the estimates of the year's taxable income as new information becomes available, including actual year-to-date financial results.  This continual estimation process often results in a change to the expected effective income tax rate for the year.  When this occurs, the Company adjusts the income tax provision during the quarter in which the change in estimate occurs so that the year-to-date provision reflects the expected income tax rate.  Significant judgment is required in determining the effective tax rate and in evaluating tax positions.

Income tax expense for the nine months ended September 30, 2025 was calculated using our estimated annual effective tax rate of 24.3%. This estimated rate differs from our (64.1)% effective tax rate for the year ended December 31, 2024, primarily because the 2024 rate reflects the reversal of a deferred tax valuation allowance, which significantly reduced tax expense in that period. Since that reversal was a discrete, non recurring item, it is not reflected in our estimated annual effective tax rate for the current year.

NOTE 12 - STOCK OPTION PLAN

The Company has a stock-based incentive plan for directors and key employees, which is administered by the Company’s Board of Directors. Stock options vest upon a sale of the Company or upon an initial public offering of the Company in which the holders of shares of common stock of the Company achieve a minimum internal rate of return as determined by the Board of Directors and set forth in the stock option agreement of each holder. As of September 30, 2025 and 2024, no options have vested, and no related compensation expense has been recorded.

Stock options terminate 10 years after the effective date of grant. Outstanding stock options as of September 30, 2025 are as follows:

	Number of Options	Weighted- Average Exercise Price	Remaining Contractual Term

Balance at December 31, 2024	44,526

Options granted	-	100	N/A
Options forfeited/reduced	-	100
Balance at September 30, 2025	44,526

Vested and unvested expected to vest at September 30, 2025	-
Exercisable at September 30, 2025	-

NOTE 13 - RELATED-PARTY TRANSACTIONS

As of September 30, 2025 and 2024, the Company was party to a management agreement with its majority shareholder. Under the agreement, the majority shareholder performs certain services for the Company including, but not limited to, consultation on corporate strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financings. Management fees expensed and paid during the 9 months ended September 30, 2025 and 2024 were $563, respectively.  Management fees payable were $613 at September 30, 2025 and 2024 respectively. The Company also receives management fees for similar services provided to a joint venture, Royston Tammex S DE RL DE CV. Management fees received during the 9 months ended September 30, 2025 and 2024 were $255 and $641, respectively.

SRR Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025 and 2024
'000's except share and per share data
(UNAUDITED)

NOTE 14 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 20, 2026, the date these consolidated financial statements were available to be issued. All subsequent events requiring recognition or disclosure have been incorporated into these consolidated financial statements.